Exhibit 16.1


Larry O'Donnell, CPA, P.C.



Telephone (303)745-4545				2228 South Fraser Street Unit 1,
Fax (303)369-9384				Aurora, Colorado    80014
e-mail  larryodonnelcpa@msn.com
www.larryodonnellcpa.com


November 19, 2010

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated November 18, 2010 of Casino Players, Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements about us. We consent to the filing of this letter as Exhibit 16.1 to the Form 8-K filed by the Company.

Very truly yours,


/s/ Larry O'Donnell
Larry O'Donnell, CPA, P.C.
Aurora, Colorado


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